                                                                   Exhibit 10.45

                                   CREDIT NOTE

$25,000,000                                             Date: September 27, 2002

         FOR VALUE RECEIVED, Windrose Medical Properties, L.P., a Virginia limited partnership (the "Borrower"), promises to pay to the order of The Huntington National Bank, a national banking association ("Bank") the lesser of Twenty-Five Million Dollars ($25,000,000) or the amount of all Advances outstanding from time to time. This Note is executed and delivered pursuant to a certain Secured Revolving Credit Agreement (the "Credit Agreement") entered into by Borrower and Bank of even date herewith. All defined terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

         Borrower also promises to pay to the order of Bank the amount of all interest upon all Advances. Borrower shall pay to Bank on each Payment Date, all accrued and unpaid interest then outstanding on the Loan. Each Advance shall be due upon the Maturity Date, unless such Advance is sooner paid or the Loan is accelerated pursuant to the terms hereof.

         Subject to the terms and limitations of the Loan Agreement, Borrower may borrow, prepay, reborrow and repay the principal amount of this Note at any time and from time to time prior to the Maturity Date.

         Borrower may prepay the principal amount of any Prime Advance in whole or in part from time to time without any prepayment penalty. Borrower may not prepay any LIBOR Advance before the expiration of the LIBOR Interest Period applicable to such LIBOR Advance, except upon the payment of the amount provided for below.

         Each Advance shall be made under this Note as either a Prime Advance or a LIBOR Advance, as selected by the Borrower. Borrower may have Prime Advances and LIBOR Advances outstanding simultaneously; provided, however, Borrower may not have more than five (5) LIBOR Advances in existence at any time and each LIBOR Advance must be in an amount which is greater than or equal to One Million Dollars ($1,000,000). Borrower may convert any Prime Advances aggregating at least $1,000,000 in principal amount into a LIBOR Advance on the first day of a calendar month. At the end of the LIBOR Interest Period applicable to a LIBOR Advance, the Borrower may renew the LIBOR Advance or may convert the LIBOR Advance to a Prime Advance. If Borrower fails to renew any LIBOR Advance or if Borrower shall receive any new Advance without designating whether such Advance is a LIBOR Advance or a Prime Advance, such Advance shall automatically be deemed to be a Prime Advance. At any time that Borrower desires a LIBOR Advance or intends to renew a LIBOR Advance or convert a Prime Advance into a LIBOR Advance, Borrower must notify Bank by a Notice of Pricing Election in the form attached hereto as Exhibit A at least three (3) London Banking Days prior to the day on which Borrower desires such Advance, renewal or conversion to be effective. Borrower shall have no right to designate a new Advance as, or convert an existing Prime Rate Advance to, a LIBOR Advance if an Event of Default is then continuing. Borrower shall have no right to select a LIBOR Interest Period for a LIBOR Advance if such LIBOR Interest Period would extend beyond the maturity of such Advance.

         While and so long as no Event of Default is continuing, interest shall accrue at the applicable Interest Rates upon the daily principal balance of this Note, based on a three hundred sixty (360) day year, for the actual number of days elapsed since the date to which interest has been paid. While and so long as an Event of Default is continuing, interest shall accrue at the applicable Default Interest Rates upon the daily principal balance of this Note, based on a three hundred sixty (360) day year, for the actual number of days elapsed since the date to which interest has been paid.

         If any sum of principal or interest is not paid within five (5) business days after the date when due, then, in addition to and not in lieu of any other rights or remedies available to Bank, Borrower shall pay to Bank, on demand, a late fee in an amount equal to the greater of five percent (5%) of such sum or Twenty-five Dollars ($25.00), but not to exceed Two Hundred Fifty Dollars ($250.00). In no event, however, shall a late fee be payable under this
Section in respect of an Advance and the interest thereon if the Borrower fails to pay such Advance and interest on the Advance Maturity Date therefor or on the date on which such Advance and interest are payable as a result of the acceleration of the Loan pursuant to the terms of the Loan Agreement.

         Bank is authorized to make, from time to time and based upon Bank's records, notations on its records as to the date and amount of each Advance, the date and amount of each payment of principal and interest received by Bank, the principal balance of this Note, and the date to which interest has been paid.

         Any request, notice, or demand by or on behalf of Bank, three (3) days after the date when delivered, or deposited for delivery, postage prepaid, by certified or registered United States mail to Borrower at Borrower's address set forth in the Loan Agreement, shall constitute, but shall not preclude other means of, an effective request, notice, or demand. Borrower waives all notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note (including, without limitation demand, presentment, notice of non-payment, protest, notice of protest and notice of dishonor). All provisions of this Note shall be governed by, and interpreted in a manner consistent with, applicable State and United States law. To the extent of any inconsistency or conflict between applicable State and United States law, the provision of law most favoring Bank shall control. Unenforceability of any provision or any application of any provision of this Note in any jurisdiction shall not affect the enforceability of such provision or such application in any other jurisdiction or of any other provision or any other application of any provision of this Note.

         This Note is secured by collateral described in the Credit Agreement.

         Payments required hereunder shall be made in lawful money of the United States of America in immediately available funds at Bank's main office. If required payment hereunder shall become due on a Saturday, Sunday, public holiday under the laws of the State of Indiana, or on any other day on which banking institutions are authorized or obligated by law to close in the City of Columbus, Ohio, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

         Any amendment or waiver of any provision of this Note or any waiver of any right or remedy otherwise available to Bank must be in writing and signed by Bank. All rights and remedies available to Bank (including, without limitation, any as a secured party pursuant to the provisions of Article 9 of the UCC) shall be cumulative.

         If Bank shall determine, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital (or on the capital of Bank's holding company) as a consequence of the Loan to a level below that which Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall either (a) pay to Bank such additional amount or amounts as will compensate Bank (or its holding company) for such reduction, or (b) convert all LIBOR Advances to a Prime Advance. If Borrower elects the option provided in the foregoing subparagraph (b), Borrower shall not be subject to the requirement hereunder that Borrower reimburse Bank for any loss, cost or expense incurred by Bank as a result of Borrower paying a LIBOR Advance prior to the end of the applicable LIBOR Interest Period; provided, however, thereafter Borrower may not elect for any Advances to be LIBOR Advances. Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Bank, be otherwise disadvantageous to Bank. In determining the amount of compensation to be paid to Bank under this Section, Bank may use any reasonable averaging and attribution methods. Failure on the part of Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this section shall be available to Bank regardless of any possible contention of the invalidity of the law, regulation or other condition which shall have been imposed.

         If any LIBOR Advance becomes due and payable or is prepaid prior to the last day of the applicable Interest Period (including any prepayment resulting from the acceleration of the Loan by Bank as a consequence of an Event of Default), Borrower also promises to reimburse Bank on demand for any resulting loss, cost, or expense incurred by Bank as a result thereof including, without limitation, any loss incurred in obtaining, liquidating, or employing deposits from third parties, but excluding Bank's loss of margin for the period after any such payment; provided, however, Borrower shall not be required to reimburse Bank for any loss, cost or expenses incurred by Bank as a result of the prepayment of a LIBOR Advance prior to the last day of the applicable LIBOR Interest Period if such LIBOR Advance is paid in full and such prepayment results from the sale of the Project in respect of which such LIBOR Advance was made. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Bank of making, funding, maintaining, or allocating capital to LIBOR Advances, then, from time to time within fifteen (15) days after demand by Bank, Bank shall either (a) pay to Bank additional amounts sufficient to compensate Bank for such increased cost, or (b) convert all LIBOR Advances to a Prime Advance. If Borrower elects the option provided in the foregoing subparagraph (b), Borrower shall not be subject to the requirement hereunder that Borrower reimburse Bank for any loss, cost or expense incurred by Bank as a result of Borrower paying a LIBOR Advance prior to the end of the applicable LIBOR Interest Period; provided, however, thereafter Borrower may not elect for any Advances to be LIBOR Advances. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Bank to make, fund, or maintain any LIBOR Advance, then Bank's obligation to make, fund, or maintain any LIBOR Advance shall terminate.

         At any time during the continuance of any Event of Default, at the option of Bank, in addition to and not in lieu of any other rights or remedies available to Bank at law or in equity: (a) all Obligations, together with costs of collection and reasonable attorneys' fees, shall become due and payable without further notice or demand, and without relief from valuation and appraisement laws, and (b) Bank shall not be obligated to make any further Advances.

         As used in this Note:

         "ADJUSTED LIBOR INTEREST RATE" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (i) the applicable LIBOR Interest Rate by (ii) 1.00 minus the Reserve Percentage.

         "ADVANCE MATURITY DATE" has the meaning assigned to that term in the Loan Agreement.

         "ADVANCES" means all loan advances made by Bank pursuant to the terms of the Loan Agreement and evidenced by this Note, and "ADVANCE" means any of the Advances.

         "DEFAULT INTEREST RATE" means the rate per annum (computed on the basis of a year of three hundred sixty (360) days) equal to Two Percent (2%) in excess of the applicable Interest Rate otherwise then in effect, but shall not at any time exceed the maximum lawful rate of interest in effect on the date the default first occurred. The Default Interest Rate shall be immediately and correspondingly adjusted, from time to time, with each change in the Applicable Interest Rates, but shall at no time exceed the maximum lawful rate in effect on the date the default first occurred.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EVENT OF DEFAULT" has the meaning assigned to that term in the Loan Agreement.

         "INTEREST RATE" means, as to each Advance, a rate per annum equal to
(i) for Prime Advances, the Prime Interest Rate and (ii) for LIBOR Advances, the Adjusted LIBOR Interest Rate.

         "LIBOR" means the average (rounded upward to the nearest 1/16 of 1%) of the per annum rates at which deposits in immediately available funds in U.S. dollars for the applicable LIBOR Interest Period and in the amount of the applicable LIBOR Advance are offered to the Bank by prime banks in any Eurodollar market reasonably selected by the Bank, determined as of 11:00 a.m. London time (or as soon thereafter as practicable) two (2) London Banking Days prior to the beginning of the applicable LIBOR Interest Period.

         "LIBOR ADVANCE" means any Advance evidenced by this Note during any period in which the Interest Rate is determined with reference to the Adjusted LIBOR Interest Rate.

         "LIBOR INTEREST PERIOD" means a period one (1) month, two (2) months, three (3) months or six (6) months, as selected by Borrower.

         "LIBOR INTEREST RATE" means a rate per annum equal to (i) One and Three Quarters Percent (1-3/4%) above LIBOR at such time as the Leverage Ratio is less than Forty Percent

(40%), and (ii) Two Percent (2%) above LIBOR at such time as the Leverage Ratio exceeds Forty Percent (40%).

         "LOAN" has the meaning assigned to that term in the Credit Agreement.

         "LOAN DOCUMENTS" has the meaning assigned to that term in the Loan Agreement.

         "LONDON BANKING DAY" means a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

         "OBLIGATIONS" means all present or future obligations, indebtedness, and liabilities of Borrower owed to Bank of whatever kind and however evidenced, including, without limitation, all renewals thereof, extensions thereof, restatements thereof, amendments thereto, and substitutions therefor; and "Obligation" means any of the Obligations. Obligations also include, without limitation, all Advances and all interest upon all Advances.

         "PAYMENT DATE" means the first (1st) day of each calendar month following the date hereof until this Note is paid in full and no further borrowings are available under the Loan.

         "PERSON" and "SECURITY INTEREST" shall be defined as set forth in
Article 1 of the UCC.

         "PRIME ADVANCE" means any Advance evidenced by this Note during any period in which the Interest Rate is determined with reference to the Prime Rate.

         "PRIME INTEREST RATE" means a rate per annum equal to the Prime Rate.

         "PRIME RATE" means that interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit. Each interest rate referred to herein and determined by reference to the Prime Rate shall change automatically from time to time, effective as of the effective date of each change in the Prime Rate.

         "PROJECT" has the meaning assigned to that term in the Loan Agreement.

         "RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of "Eurocurrency Liabilities". The Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "STATE" means the State in which a Project is located.

         "UCC" means the Uniform Commercial Code of the State of Indiana and the State, as amended; any reference in this Note to any provision of the UCC shall be deemed to incorporate such provision as if fully set forth in this Note.

         Borrower, to the extent permitted by law, waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Bank and

Borrower arising out of, in connection with, related to, or incidental to the relationship established between Borrower and Bank in connection with this Note or any other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto. Borrower shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by Bank except by written instrument executed by both Borrower and Bank.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               SIGNATURE PAGE OF WINDROSE MEDICAL PROPERTIES, L.P.

                                 TO CREDIT NOTE

                          WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership

                          By: Windrose Medical Properties Trust, a Maryland
                              real estate investment trust, its general partner

                              By: /s/ Frederick L. Farrar
                                  ------------------------------
                                  Frederick L. Farrar, President

STATE OF INDIANA  )
                           )SS:
COUNTY OF __________       )

         Before me, a Notary Public in and for said County and State, personally appeared Frederick L, Farrar, known to me to be the President of Windrose Medical Properties Trust, a Maryland real estate investment trust, the General Partner of WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership, and acknowledged the execution of the foregoing for and on behalf of said real estate investment trust for and on behalf of said limited partnership.

         Witness my hand and Notarial Seal, this 27 day of September, 2002.

                                    /s/ Sherrie Refshammer
                                  -------------------------------
                                  Notary Public - Signature

                                   Sherrie Refshammer

                                  Notary Public - Printed

My Commission Expires:            My County of Residence:

April 12, 2010                    Marion